                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                INFRACOR, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                INFRACOR, INC.

                          7400 Beaufont Springs Drive
                                   Suite 415
                           Richmond, Virginia 23225

                           NOTICE OF ANNUAL MEETING

                           TO BE HELD JULY 30, 2001


To the shareholders of InfraCor, Inc.:

   The annual meeting of shareholders of InfraCor, Inc. (the "Company") will be held on Monday, July 30, 2001 at 10:00 a.m. (local time) at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia 22902, for the following purposes:

   (1)  To elect five members to the Company's Board of Directors;

   (2) To consider and vote on a proposed amendment to the Company's Articles of Incorporation increasing the number of the Company's authorized shares of common stock, without par value per share ("Common Stock"), from 30 million to 50 million;

   (3) To ratify the appointment of the accounting firm of Goodman & Company, L.L.P. as independent auditors of the Company and its subsidiaries for the Company's 2001 fiscal year; and

   (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on June 1, 2001 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.


Dated:  June 29, 2001



                                    By order of the Board of Directors,



                                    Warren E. Beam, Jr.,
                                    Secretary


                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS

                                INFRACOR, INC.

                          7400 Beaufont Springs Drive
                                   Suite 415
                           Richmond, Virginia 23225

                            SOLICITATION OF PROXIES


     Solicitation of the enclosed Proxy is made by and on behalf of the Board of Directors (the "Board of Directors") of the Company to be used at the Annual Meeting of Shareholders to be held at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia 22902, on July 30, 2001 at 10:00 a.m., local time, and at any adjournments thereof. The date on which this Proxy Statement and accompanying Proxy are first being mailed is on or around June 29, 2001.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made by use of the mails, except that, if necessary, officers, directors, employees and agents of the Company or of its subsidiaries may solicit proxies by telephone, telegram, facsimile or personal contact. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable charges and expenses in this connection.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the instructions thereupon, or, in the absence of such instructions, in accordance with the Board of Director's recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy, or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Board of Directors at the address above.

     A copy of the Company's 2001 Annual Report to Shareholders is being mailed concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

                              COMPANY SECURITIES

     The Company has fixed the close of business on June 1, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of June 1, 2001, the Company's voting securities consisted of (i) 16,492,387 outstanding shares of Common Stock, and (ii) 1,750,000 outstanding shares of Series A Convertible Preferred Stock, without par value per share ("Series A Stock").

     The holders of shares of Common Stock as of the close of business on June 1, 2001 are entitled to cast one vote per share on all matters voted on by the holders of Common Stock generally, including the election of directors, and do not have cumulative voting rights. Except as provided below, the holders of the Series A Stock are entitled to vote together with the holders of Common Stock as a single class on issues presented to a vote of the Company's shareholders, except under limited circumstances when such holders are entitled to vote as a separate class. The holders of the Series A Stock are entitled to vote on the basis of one vote per share held, but are not eligible to vote on Proposal No. 1 hereto. The shares of Series A Stock do not carry cumulative voting rights. The presence, either in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast on a matter by the voting group is necessary to constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.


                        ACTION TO BE TAKEN UNDER PROXY

     SHARES WILL BE VOTED AS INSTRUCTED IN THE ACCOMPANYING PROXY ON EACH MATTER SUBMITTED TO THE VOTE OF SHAREHOLDERS. IF ANY DULY EXECUTED PROXY IS RETURNED WITHOUT VOTING INSTRUCTIONS, THE PERSONS NAMED AS PROXIES THEREON INTEND TO VOTE ALL SHARES REPRESENTED BY SUCH PROXY AS FOLLOWS:

     (1)  FOR the election of the five nominees as directors of the Company;

     (2) FOR the approval of the amendment to the Company's Articles of Incorporation increasing the number of the Company's authorized shares of Common Stock from 30 million to 50 million;

     (3) FOR the ratification of the appointment of the accounting firm of Goodman & Company, L.L.P. as independent auditors of the Company and its subsidiaries for the Company's 2001 fiscal year; and

     (4) FOR the recommendations of the Board of Directors on any other proposal that may properly come before the meeting.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of June 1, 2001, the beneficial ownership of each shareholder known to management of the Company to own beneficially more than 5% of each series of the Company's voting securities. Unless otherwise indicated, the Company believes that the named persons have sole voting and investment power with respect to all securities shown as beneficially owned by them.

                                                                     Amount and Nature of Beneficial
     Title of Class                   Name of Beneficial Owner                   Owner (1)                     Percent of Class (1)
Common Stock
                                Dr. Allen Kahn
                                55 E. Washington Street
                                Suite 2117
                                Chicago, Illinois  60602                       6,368,701 (2)                          33.4%

                                Coleman S. Lyttle
                                2210 Belt Boulevard
                                Richmond, Virginia 23224                       2,156,444 (3) (4)                      12.2%

                                James B. Quarles
                                7400 Beaufont Springs Dr.
                                Richmond, Virginia 23225                       1,910,000 (5)                          10.4%

                                Thomas W. Marmon
                                4390 Airwest Drive, SE
                                Grand Rapids, Michigan 49512                   1,547,638 (6) (7)                       9.9%

                                John W. Winfield
                                The InterGroup Corporation
                                Santa Fe Financial Corporation (8)
                                2121 Avenue of the Start
                                Suite 2020
                                Los Angeles, California 90067                  1,215,300 (9)                          7.37%

                                Navin D. Sheth
                                2210 Belt Boulevard
                                Richmond, Virginia 23224                       1,558,000 (3)                           8.8%
Series A Preferred Stock
                                Coleman S. Lyttle
                                2210 Belt Boulevard
                                Richmond, Virginia 23224                         100,000                               5.7%

                                Dr. Allen Kahn
                                55 East Washington Street
                                Suite 2117
                                Chicago, Illinois 60602                        1,500,000                              85.7%

                                Navin D. Sheth
                                2210 Belt Boulevard
                                Richmond, Virginia 23224                         100,000                               5.7%

______________

(1) Based on 16,492,387 shares of Common Stock and 1,750,000 shares of Series A Stock issued and outstanding as of June 1, 2001 and, as to the holder thereof only, shares of Common Stock issuable upon exercise or conversion of all derivative securities that are exercisable or convertible within 60 days of June 1, 2001.

(2) Includes 2,550,000 shares of Common Stock issuable upon exercise of warrants granted by the Company.

(3) Includes 20,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1994 Nonstatutory Option Plan, 100,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Nonstatutory Option Plan, 100,000 shares of Common Stock granted pursuant to the Company's 1997 Nonstatutory Option Plan and 1,000,000 shares of Common Stock issuable upon exercise of warrants granted by the Company.

(4) Does not include shares in the name of the estate of Stamie E. Lyttle, of which Coleman Lyttle is Executor, and the certain Trust created thereby of which Mr. Lyttle is trustee. Mr. Lyttle is not a beneficiary of the estate or the beneficial owner of shares of Common Stock owned by the estate or by any such trust.

(5) Includes 810,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Nonstatutory Option Plan, 100,000 shares of Common Stock issuable upon exercise of options pursuant to the Company's 1997 Nonstatutory Option Plan, and 1,000,000 shares of Common Stock issuable upon exercise of warrants granted by the Company.

(6) Includes 100,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1995 Nonstatutory Option Plan, 100,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1997 Nonstatutory Option Plan, and 333,350 shares of Common Stock issuable upon exercise of warrants granted by the Company.

(7)  Includes shares registered in the name of Thomas W. Marmon Trust.

(8) Mr. Winfield is the Chairman, President and Chief Executive Officer of The InterGroup Corporation ("InterGroup") and Santa Fe Financial Corporation ("Santa Fe"), and is the controlling shareholder of InterGroup. InterGroup owns approximately 41% of Santa Fe, and Mr. Winfield, as an individual, owns 3.7% of Santa Fe. In his capacity as Chairman, President and Chief Executive Officer of Inter\Group and Santa Fe, Mr. Winfield may be deemed to have voting and dispositive power of shares of Company Common Stock held by InterGroup and Santa Fe.

(9) Based on information contained in the Schedule 13D of Mr. Winfield, InterGroup and Santa Fe, the Company believes that: (i) Mr. Winfield has sole voting and dispositive power with respect to 415,300 shares of Company Common Stock; (ii) Mr. Winfield may be deemed to have shared voting and dispositive power with respect to 600,000 shares of Company Common Stock, which include 500,000 shares held by InterGroup and 100,000 shares held by Santa Fe; and (iii) Mr. Winfield has no voting power but may be deemed to have shared dispositive power with respect to 200,000 shares of Company Common Stock held by members of Mr. Winfield's family.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of June 1, 2001, certain information regarding the beneficial ownership of Company Common Stock by each director and director nominee of the Company, by each executive officer of the Company, and by all directors and executive officers as a group. Unless otherwise indicated, the Company believes that the named persons have sole voting and investment power with respect to all outstanding securities shown as beneficially owned by them.

                                                                  Amount and Nature of Beneficial
     Title of Class                 Name of Beneficial Owner                   Owner (1)                     Percent of Class (1)
Common Stock
                              Terence R. Dellecker (2)
                              75 Rue De Courcelles
                              75008 Paris, France                             366,361 (3)                           2.2%

                              Coleman S. Lyttle (2) (4)
                              2210 Belt Boulevard
                              Richmond, Virginia 23224                      2,156,444 (5)(6)                       12.2%

                              James B. Quarles (2) (4)
                              7400 Beaufont Springs Drive
                              Suite 415
                              Richmond, Virginia 23225                      1,910,000 (7)                          10.4%

                              Navin D. Sheth (2) (4)
                              2210 Belt Boulevard
                              Richmond, Virginia 23224                      1,558,000 (5)                           8.8%

                              Lee Caplin
                              P. O. Box 854
                              Pebble Beach, CA 93953                                0                                 *

                              James G. Zumwalt (2)
                              1831 Wiehle Avenue
                              Suite 103
                              Reston, Virginia 20190                          100,000 (3)                             *

                              Dr. Allen Kahn (2)
                              55 East Washington Street
                              Suite 2117
                              Chicago, Illinois 60602                       6,368,701 (8)                          33.4%

                              Warren E. Beam, Jr. (4)
                              7400 Beaufont Springs Drive
                              Suite 415
                              Richmond, Virginia 23225                         25,000 (9)                             *

                              Directors and Executive Officers as
                              a group (8 persons)                          12,484,506 (10)                         52.9%


Class A Stock
                              Coleman S. Lyttle (2) (4)
                              2210 Belt Boulevard
                              Richmond, Virginia 23224                        100,000                               5.7%

                              Dr. Allen Kahn (2)
                              55 East Washington Street
                              Suite 2117
                              Chicago, Illinois 60602                       1,500,000                     85.7%

                              Navin D. Sheth (2) (3)
                              2210 Belt Boulevard
                              Richmond, Virginia 23224                        100,000                      5.7%

                              Directors and Executive Officers as
                              a group (8 persons)                           1,700,000                     97.1%

______________

*Less than 1%

(1) Based on 16,492,487 shares of Common Stock and 1,750,000 shares of Series A Stock issued and outstanding as of June 1, 2001 and, as to the holder thereof only, shares of Common Stock issuable upon exercise or conversion of all derivative securities that are exercisable or convertible within 60 days of June 1, 2001.

(2)  Currently serves as a director of the Company.

(3) Represents 100,000 shares of Common Stock issuable upon the exercise of options pursuant to the Company's 1997 Nonstatutory Option Plan.

(4)  An executive officer of the Company.

(5) Includes 20,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1994 Nonstatutory Option Plan, 100,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Nonstatutory Option Plan, 100,000 shares of Common Stock granted pursuant to the Company's 1997 Nonstatutory Option Plan and 1,000,000 shares of Common Stock issuable upon exercise of warrants granted by the Company.

(6) Does not include shares in the name of the Estate of Stamie E. Lyttle, of which Coleman Lyttle is Executor, and certain Trust created thereby of which Mr. Lyttle is Trustee. Mr. Lyttle is not a beneficiary of the estate or the beneficial owner of shares of Common Stock owned by the estate or by any such trust.

(7) Includes 810,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1995 Nonstatutory Option Plan, 100,000 shares of Common Stock issuable upon exercise of options pursuant to the Company's 1997 Nonstatutory Option Plan, and 1,000,000 shares of Common Stock issuable upon exercise of warrants granted by the Company.

(8) Includes 2,550,000 shares of Common Stock issuable upon exercise of warrants granted by the Company.

(9) Represents 25,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Company's 1997 Nonstatutory Option Plan.

(10) Includes 1,575,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Company's various stock option plans and 5,550,000 shares of Common Stock issuable upon the exercise of warrants granted by the Company.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

     The following table provides information as to annual and other compensation paid by the Company to all individuals who served as the Company's Chief Executive Officer during fiscal 2001 and to each of the other executive officers of the Company whose total annual salary exceeded $100,000 in fiscal 2001 (the "named executive officers").


                                                                             Annual                 Long-term Compensation
                                                                             ------                 ----------------------
       Name and Principal                                                 Compensation                       Awards
       ------------------                                                 ------------                       ------
            Position                            Year                       Salary ($)                    Options/SARs
            --------                            ----                       ----------                    ------------
James B. Quarles                                2001                         170,000                            0
  Chairman, President                           2000                         170,000                    1,000,000   (1)
  Chief Executive Officer                       1999                         125,000                      100,000   (2)

Coleman S. Lyttle                               2001                               0                            0
  President of InfraCorps of                    2000                         158,000                    1,000,000   (1)
  Virginia, Inc. and a Director                 1999                         125,000                      100,000   (2)
  Of the Company

Navin D. Sheth                                  2001                         170,000                            0
  Chief Financial Officer                       2000                         158,000                    1,000,000   (1)
                                                1999                         115,000                      100,000   (2)

______________
(1) Represents warrants to purchase shares of Common Stock at an exercise price of $0.25 per share.
(2) Represents options to purchase shares of Common Stock at an exercise price of $0.17 per share. Such options were granted pursuant to the Company's 1997 Nonstatutory Option Plan.

     No named executive officer received or exercised any stock options or stock appreciation rights during the Company's 2001 fiscal year. The compensation committee set the salary of James Quarles at $240,000 annually, Coleman Lyttle at $216,000 and Navin Sheth at $216,000 effective April 1, 2000. These named executives elected to forego the increase until the cash flow of the Company improves.

                       Board of Directors and Committees

     The Audit Committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. The current Members of the Audit Committee are Messrs. Dellecker and Zumwalt. Mr. John R. Potter was a director of the Company and a member of the Audit Committee in the past fiscal year. Mr. Potter resigned such positions as of April 2001. The Audit Committee met twice during fiscal 2001, and each member of such committee had an attendance record of 75% or greater.

     The Board of Directors does not have standing compensation committee. The Board of Directors is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management and administering the Company's stock option plans.

     The Board of Directors does not have a standing Nominating Committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations made by shareholders must be made by written notice received by the Secretary of the Company by July 30 of the year preceding the Annual Meeting or within ten days of the date on which notice of an annual meeting for the election of directors is first given to shareholders.

     The Board of Directors meets on a quarterly basis. Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or required by law. Four meetings of the Board of Directors were held during fiscal 2001. Each incumbent director had an attendance record of 75% or greater.

Report of the Audit Committee

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of this charter is attached as Exhibit A to this proxy statement. Each of the members of the Audit Committee
---------
is independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.'s listing standards.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls, accounting practices, organization, responsibilities, budget and staffing.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended March 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended March 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

     Terence Dellecker,   Audit Committee Chairman
     -----------------
     James Zumwalt,       Audit Committee Member
     -----------------


Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended March 31, 2001 by the Company's principal accounting firm, Goodman & Co.:
-------------

Audit Fees..............................            $                     65,500
                                                    ----------------------------

All Other Fees..........................            $                     15,571
                                                    ----------------------------

                                                    $                     81,071
                                                    ----------------------------

---------------

(a) Includes fees for tax return preparation services, consultation on various accounting matters and other attest services related to the external audit function.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                             Director Compensation

     Outside directors do not receive any fees for attending meetings of the Board, but are reimbursed for their out-of-pocket expenses in connection therewith. Directors are entitled to receive the base level of stock options awarded to executives.

             Employment Contracts and Change-in-Control Agreements

     The Company does not have any employment contracts or change-in-control agreements with any named executive officer.

                         TRANSACTIONS WITH MANAGEMENT

     Effective in 1994, InfraCor of Virginia, Inc., a subsidiary of the Company ("ICVA"), entered into a lease of its premises which are owned by the estate of Stamie E. Lyttle, of which Mr. Lyttle, a director of the Company is executor, at $10,500 per month for two years. On June 1, 1997, the lease was renewed for a one-year term with three one-year renewal options. Rent expense under this lease was approximately $126,000 for fiscal 2001. The lease expired on June 1, 2001. The Company now leases the facility on a month-to-month basis. The Company believes that the lease is on terms as favorable as those which would be available from non-affiliated third parties.

     During fiscal year 2001, the Company had notes payable to affiliates of $624,566. These affiliates include Mr. Sheth, family members of Mr. Sheth and the Estate of Stamie S. Lyttle. The balance is classified as current and due in 2001. The notes, which are unsecured, bear interest at special rates between six and twelve percent. Interest is payable monthly. The aggregate amount of the notes payable to Mr. Sheth and his family members and affiliates was approximately $100,000 at March 31, 2001. The aggregate amount of the notes payable to the estate of Stamie E. Lyttle, was approximately $229,000 as of March 31, 2001. The remaining $295,566 represents loans payable by the Company to certain employees of the Company. The Company believes that the notes are on terms as favorable as those which would be available from non-affiliated third parties.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Board of Directors of the Company has nominated Terence R. Dellecker, Coleman S. Lyttle, James B. Quarles, Navin D. Sheth and Lee Caplin to serve as directors of the Company for fiscal 2001. All nominees are members of the Board of Directors.

     TERENCE R. DELLECKER (age 54) is a lawyer based in Paris, France. He is a member of the New York and Massachusetts bars and is licensed to practice in France as an Avocat a la Cour. He has practiced law since 1970 and specializes in corporate matters, in particular, acquisitions, licensing, mergers and capital restructurings. Mr. Dellecker served as Associate Regional Counsel with the Department of Housing and Urban Development in Boston, Massachusetts from 1972 through 1975. He received his B.S. in Electrical Engineering from Princeton University in 1967 and his J.D. from Harvard Law School in 1970.

     COLEMAN S. LYTTLE (age 47) has served as President of ICVA since June 1994. From 1982 to 1994, he was President of Stamie E. Lyttle Company, Inc. and Lyttle Utilities, Inc. From 1975 to 1982, he was Senior Estimator and Project Manager of Stamie E. Lyttle Company, Inc. Mr. Lyttle received his B.S. in Business Administration from Virginia Polytechnic Institute and State University in 1975.

     JAMES B. QUARLES (age 48) has served as President and Chief Executive Officer of the Company since January 20, 1998. He became Chairman of the Company's Board of Directors on February 2, 1998. From October 1997 to February 1998, Mr. Quarles was the sole officer, director and shareholder of Q Enterprises, Inc., a Virginia corporation, which purchased substantially all of the assets of ETS Analytical Services, Inc., a wholly-owned subsidiary of the Company, and provided consulting services to the Company. Prior thereto, he was employed as the Senior Vice President for Mergers and Acquisitions with the Company from May 1997 through October 1997, and from January 1987 to December 1996 was Chairman and President of Enviros Inc., a biotechnology company based in Seattle, Washington. Mr. Quarles began his career in the U.S. Navy, where he served under the late Admiral Elmo R. Zumwalt, Jr., former Chief of Naval Operations and the former Coordinator of the Company's discontinued Management Advisory Committee.

     NAVIN D. SHETH (age 54) has served as Executive Vice-President of ICVA since June 1994 and, since May 1996, has also served as Chief Operating Officer. He was appointed Chief Financial Officer of the Company on January 20, 1998. From 1972 to May 1994, he was associated with Stamie E. Lyttle Company, Inc. in the following capacities: from 1982 to 1994 - Vice President-Finance; from 1979 to 1982 - Controller; from 1972 to 1979 - Operations Analyst. Mr. Sheth was Assistant Professor, Virginia College, Lynchburg, Virginia, from 1971 to 1972. He received his B.S. in Chemistry in 1967 from Bombay University and his MBA in 1971 from Atlanta University, Atlanta, Georgia.

     LEE CAPLIN (age 54) is Chairman of Starium, Ltd., a leading voice encryption company in Silicon Valley. An attorney, educator and entrepreneur, his activities range from advising the White House on encryption export regulations to co-founding the multimedia program at California State University's high tech campus at Monterey Bay. Mr. Caplin received a B.A. degree from Duke University, and a J.D. degree from the University of Virginia Law School.

     According to Virginia law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. It is the intention of the persons named as proxies in the accompanying Proxy, unless instructed otherwise, to vote for the persons nominated by the Board. If any nominee should become unavailable to serve, the proxy may be voted for the election of such substitute nominee as may be designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

       THE BOARD RECOMMENDS A VOTE FOR EACH OF THE ABOVE-NAMED NOMINEES.
                                   ---

     The following directors currently serve and were elected by the holders of the Company's Series A Stock pursuant to the Company's Articles of Incorporation, as amended to date.

     JAMES G. ZUMWALT (age 52) currently serves as Vice President of Admiral Zumwalt and Consultants, Inc., an international firm providing expertise to domestic and international clients in exploring and accessing investment opportunities, and as President of J. G. Zumwalt and Associates, Inc., providing corporate, management and real estate services. From 1992 until 1993, Mr. Zumwalt was the Senior Advisor to the Assistant Secretary of State. During the period 1979 through 1990, he served in Corporate Counsel positions with Cummins Engine Company, Inc., and System Planning Corporation and in the private practice of law. Mr. Zumwalt graduated in 1970 from the University of North Carolina, Chapel Hill with a B.A. and from Villanova School of Law in 1979. He served in the United States Navy from 1970 to 1971 and the United States Marine Corps between 1971 and 1976.

     ALLEN KAHN, MD (age 80) began his private practice in 1953 until present in Chicago, Illinois. He received a BS in Biochemistry in 1944 from Pennsylvania State University and a MD in 1949 from University of Pennsylvania. From 1953 to 1957, he attended the Institute for Psychoanalysis of Chicago, Illinois for various seminars and courses. From 1965 through 1995, Dr. Kahn has served in the capacity of an Investor and Board Member for Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.). Dr. Kahn's expertise in entrepreneurial investments of small "concept companies" with eventual profitability and growth began in 1960 until present.

PROPOSAL NO. 2 - AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE
                     THE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors of the Company has adopted resolutions proposing an amendment to the Company's Articles of Incorporation to change the authorized shares of common stock from 30 million to 50 million.

     The Board of Directors believes that the amendment is in the best interests of the Company and its shareholders. If approved, the amendment will be effective upon the filing of Articles of Amendment with the State Corporation Commission of Virginia, which filing will be made promptly after the Annual Meeting. The full text of the proposed Articles of Amendment are set out in Exhibit B attached to this Proxy Statement.
---------

     The adoption of the amendment requires the affirmative vote of more than two-thirds of the outstanding shares of capital stock entitled to vote at the Annual Meeting. A failure to vote, either by not returning the enclosed proxy or checking the "abstain" box, will have the same effect as a vote against Proposal No. 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.
                                                  ---

PROPOSAL NO. 3 - APPROVAL OF THE APPOINTMENT OF GOODMAN & COMPANY, L.L.P. AS THE
                COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

     The Board of Directors appointed Goodman & Company, L.L.P. as independent certified public accountants to audit the financial statements of the Company and its subsidiaries for fiscal 2001 and has determined that it would be desirable to request that the shareholders approve such appointment. Shareholder approval is not required for the appointment of Goodman & Company, L.L.P. since the Board of Directors has the responsibility to selecting auditors. However, the appointment is being submitted for the approval at the Annual Meeting. No determination has been made as to what action the Board would take if shareholders do not approve the appointment. A representative of Goodman and Company, L.L.P. is expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders.

     The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of Goodman & Company, L.L.P., as independent certified public accountants of the Company and its subsidiaries for fiscal 2001. If the appointment is not approved, the matter will be referred to the Audit Committee of the Board of Directors for further review.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF GOODMAN & COMPANY,
                                           ---
     L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.


                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Company officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of these filings and written representations from certain of the Company's executive officers and directors that no other reports were required, the Company notes that (i) Mr. Beam failed to timely file one report regarding a single transaction; (ii) Mr. Potter failed to timely file three reports relating to three transactions; (iii) Mr. Quarles failed to timely file two reports relating to two transactions; (iv) Mr. Sheth failed to timely file five reports relating to five separate transactions; (v) Mr. Dellecker failed to timely file seven reports relating to sixteen separate transactions; and (vi) Dr. Kahn failed to timely file 23 reports relating to 172 separate transactions. All such omissions have since been reported.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the Company's next Annual Meeting must be received by the President of the Company, at the Company's headquarters, 7400 Beaufont Springs Drive, Suite 415, Richmond, Virginia 23225, no later than March 1, 2002, in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the share represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.


                                    By Order of the Board of Directors,



                                    Warren E. Beam, Jr.,
                                    Secretary

June 29, 2001

     The Company's Annual Report on Form 10-KSB for fiscal year ended March 31, 2001 is available without charge to any shareholder requesting the same. Written requests should be addressed to the attention of Mr. Warren E. Beam, Jr., Secretary, InfraCor, Inc., 7400 Beaufont Springs Drive, Suite 415, Richmond, Virginia 23225.

                                                                       Exhibit A
                                                                       ---------

                                INFRACOR, INC.
                            AUDIT COMMITTEE CHARTER


Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. It is intended that the composition of the committee shall comply with the regulations of the Securities and Exchange Commission and of the National Association of Securities Dealers, as they may be applicable.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. This is to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will,

 . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

 . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

 . Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation. It will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further the committee periodically should review corporation's policy statements to determine their adherence to the code of conduct.

 . Review the internal accounting and external auditing function of the corporation, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

 . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

 . Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

 . Review accounting and financial human resources and succession planning within the corporation.

 . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

 . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

                                                                       Exhibit B
                                                                       ---------

                                   PROPOSED

                             ARTICLES OF AMENDMENT

                                      OF

                                INFRACOR, INC.
                                --------------

          1.   The name of the Corporation is InfraCor, Inc.

          2. The amendment adopted hereby is to delete Article III(a) of the Corporation's Articles of Incorporation in its entirety and substitute the following therefor:

               "ARTICLE III(a) The aggregate number of shares which the Corporation is authorized to issue is as follows:

                    Class            Number of Shares         Par Value
                    -----            ----------------         ---------

                    Common           50,000,000               No Par Value
                    Preferred         5,000,000               No Par Value"

          3. The foregoing amendment was proposed by the Corporation's Board of Directors, which found the adoption of the Amendment to be in the Corporation's best interest and directed that it be submitted to a vote at a meeting of the Corporation's shareholders on July 30, 2001.

          4. On June 29, 2001, notice of the meeting, accompanied by a copy of the amendment, was given in the manner provided in the Virginia Stock Corporation Act to each of the Corporation's shareholders of record. On July 30, 2001, the amendment was duly adopted by the shareholders of the Corporation.

          5. Holders of the shares of the Corporation's common stock, without par value per share ("Common Stock"), and Series A Convertible Preferred Stock, without par value per share ("Series A Stock") were eligible to vote on the adoption of the amendment. At the close of business on June 1, 2001, the date fixed by the Corporation's Board of Directors as the record date for the meeting of the shareholders, (i) 16,492,487 shares of Common Stock and 1,750,000 shares of Series A Stock were outstanding. Of those shares, (x) ______ shares of Common Stock and _______ shares of Series A Stock were voted for the amendment, (y) _____ shares of Common Stock and _______ shares of Series A Stock were voted against the amendment and (z) ______ shares of Common Stock and _______ shares of Series A Stock abstained from voting on the amendment at the meeting of shareholders. The number of shares of Common Stock and Series A Stock voted for the amendment was sufficient to approve the amendment.

Dated: ______, 2001


                                    INFRACOR, INC., a Virginia corporation


                                    By: __________________________________
                                        Warren E. Beam, Jr., Secretary

                                INFRACOR, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints James B. Quarles and Warren E. Beam, Jr., jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of InfraCor, Inc. to be held on July 30, 2001 at 10:00 a.m. (local time) at the Omni Charlottesville Hotel, 235 West Main Street, Charlottesville, Virginia 22902, or any adjournment thereof, on each of the following matters:

1. To elect five directors to serve until the Annual Meeting of Shareholders in 2001.

       [_] FOR ALL NOMINEES LISTED BELOW:    [_] WITHHOLD AUTHORITY TO
                                                 VOTE FOR THOSE INDICATED
                                                 BELOW:

            Terrence R. Dellecker                Coleman S. Lyttle
            Lee Caplin                           James B. Quarles
            Navin D. Sheth

       NOTE: You may line through the name of any individual nominee for whom you wish to withhold your vote.


2. To approve the amendment of the Company's Articles of Incorporation increasing the number of the Company's authorized shares of Common Stock from 30 million to 50 million.

       [_] FOR                     [_] AGAINST                   [_] ABSTAIN


3. To ratify the selection by the Board of Directors of Goodman & Company, L.L.P., independent certified public accountants, as auditors of the Company and its subsidiaries for fiscal 2001.

       [_] FOR                     [_] AGAINST                   [_] ABSTAIN


4. The transaction of any other business which may properly come before the meeting. Management at present knows of no other business to be presented at the meeting.


       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

       When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

Date:_____, 2001                             _______________________________
                                                         Signature


                                             _______________________________
                                                Signature if held jointly